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                      FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made as of the 10th day of January, 1997 by and between CapRock Fiber Network ("Borrower") and Bank One, Texas, N.A. ("Bank").

                             W I T N E S S E T H

     WHEREAS, Borrower and Bank have entered into that certain Loan Agreement dated as of July 1, 1996, as modified by that certain Letter Agreement between Borrower and Bank dated October 28, 1996 (as so modified, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make and made loans to Borrower as therein provided; and

     WHEREAS, Borrower and Bank desire to amend the Original Agreement for the purposes set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                    ARTICLE I - DEFINITIONS AND REFERENCES

     Section 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2 OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "AMENDMENT" means this First Amendment to Loan Agreement.

          "AMENDMENT DOCUMENTS" means this Amendment, the Guarantor Consents and the Renewal Note.

          "GUARANTOR CONSENTS" means each of the Guarantor Consent and Agreements, substantially in the form of Exhibit B hereto.

          "LOAN AGREEMENT" means the Original Agreement as amended hereby.

          "ORIGINAL NOTE" means the "Note" referred to and defined as such in the Original Agreement.

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                ARTICLE II - AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.1 CREDIT FACILITY. The first sentence of Section 1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN DOCUMENTS"), Bank hereby agrees to make advances to Borrower, on a non-revolving basis from time to time during the period commencing on the date hereof and continuing through and including 11:00 a.m. (Central time) on MARCH 31, 1997, an aggregate amount not to exceed $10,000,000 (the "MAXIMUM LOAN AMOUNT") in a single advance or in multiple advances, as may be requested by Borrower from time to time."

     Section 2.2  FINANCIAL COVENANTS.  Subparagraphs (a), (d) and (e) of
Section 11 of the Original Agreement are hereby amended in their entirety to read as follows:

          "(a) CASH RESERVES. Borrower will maintain, at all times from and after JUNE 30, 1997, cash reserves in an amount not less than $100,000."

          "(d) NET INCOME. Beginning with the fiscal quarter ending JUNE 30, 1997, and for each fiscal quarter thereafter, Borrower's net income after Tax Distributions for any fiscal quarter will not be less than $1,000."

          "(e) CAPITAL EXPENDITURES. Borrower will not make capital expenditures in excess of (i) $7,500 during the three fiscal quarters commencing with the fiscal quarter ending on June 30, 1997 and ending with the fiscal quarter ending on December 31, 1997 and (ii) $10,000 during any fiscal year, commencing with the fiscal year ending DECEMBER 31, 1998, without prior written approval of Bank which shall not be unreasonably withheld."

     Section 2.3. REPORTING REQUIREMENTS. Subparagraph (a) of Section 12 of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a) As soon as available, and in any event within thirty (30) days after the end of each month, COMMENCING WITH THE MONTH ENDING MARCH 31, 1997, a balance sheet, income statement and cash flows of Borrower as of the end of such month, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of General Partner (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied;"'

     Section 2.4 WAIVER RE: REPORTING REQUIREMENTS. Borrower acknowledges that it has failed to deliver for each month since July 1996 the documents required to be delivered under Section 12(a) of the Original Agreement. Bank hereby waives any Event of Default arising directly therefrom.

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     SECTION 2.5.  WAIVER RE: PRINCIPAL PAYMENT.  Borrower acknowledges that it did not make the mandatory prepayment of principal due on December 31, 1996 in violation of paragraph 5 of the Original Note. Bank hereby waives any Event of Default arising directly therefrom.

                 ARTICLE III. - CONDITIONS OF EFFECTIVENESS

     SECTION 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when and only when (i) Bank shall have received, at Bank's office, a counterpart of this Amendment executed and delivered by Borrower, (ii) Borrower shall have issued and delivered to Bank a promissory note with appropriate insertions in the form attached hereto as Exhibit A payable to the order of Bank on or before March 31, 2002 (such note being herein called the "Renewal Note"), duly executed on behalf of Borrower, dated the date hereof, and expressly renewing the Original Note, and (iii) Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Bank, duly authorized, executed and delivered, and in form and substance satisfactory to Bank:

          (a) GUARANTORS CONSENTS. The Guarantor Consents, executed and delivered by each Guarantor.

          (b) SUPPORTING DOCUMENTS. (i) A certificate of the Secretary and President of General Partner dated the date of this Amendment certifying
     (A) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness,
     (B) that on the date hereof, $6,849,826.51 of Loans have been made to Borrower from Bank and the Network is substantially completed through Edna Regen #2, (C) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of General Partner authorizing the execution, delivery and performance of this Amendment and the Renewal Note and (D) the names and true signatures of the officers of General Partner authorized to sign this Amendment and the Renewal Note and
     (ii) such supporting documents as Bank may reasonably request.

                 ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:

          (a) The representations and warranties contained in Section 7 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower and each Guarantor is duly authorized to execute and deliver each Amendment Document to which it is a party and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower and each Guarantor which is a corporation has duly taken all corporate action necessary to authorize the execution and delivery of each Amendment Document to which it is a party and to authorize the performance of its obligations thereunder.

          (c) The execution and delivery by Borrower and each Guarantor of each Amendment Document to which it is a party, the performance by Borrower and each Guarantor of their obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule

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     or regulation or any organizational document of Borrower or any
     Guarantor, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or any Guarantor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or any Guarantor. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower and each Guarantor of each Amendment Document to which it is a party or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, the Loan Agreement and each Amendment Document will be a legal and binding instrument and agreement of Borrower and each Guarantor, to the extent each is a party thereto, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

                          ARTICLE V - MISCELLANEOUS

     SECTION 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Note in any other Loan Document shall be deemed to be a reference to the Renewal Note issued and delivered pursuant to this Amendment. All Loan Documents (expressly including without limitation for purposes of this paragraph, the Mortgage), as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of the Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, including without limitation Borrower's obligation to comply with Section 12(a) of the Loan Agreement and paragraph 5 of the Renewal Note.

     SECTION 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans and the issuance and delivery of the Renewal Note, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or General Partner hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

     SECTION 5.3. LOAN DOCUMENTS. The Amendment Documents are Loan Documents, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto and thereto.

     SECTION 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     SECTION 5.5. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

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     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


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

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                       BANK ONE, TEXAS, N.A.


                                       By: /s/ Gina A. Norris
                                          ----------------------------------
                                          Gina A. Norris
                                          Vice President


                                       CAPROCK FIBER NETWORK, LTD.


                                       By:  CapRock Systems, Inc.
                                              General Partner


                                       By: /s/ Jere W. Thompson, Jr.
                                          ----------------------------------
                                          Jere W. Thompson, Jr.
                                          President











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